Exhibit 10.(v)(f)(iv)

Participation Agreement Addendum

Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
MEMBERS Life Insurance Company
CUNA Brokerage Services, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we,” “our,” or “us”), MEMBERS Life Insurance Company, and CUNA Brokerage Services, Inc., your distributor (collectively, the “Company” “you” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated May 1, 2016, as amended (the “Agreement”).

WHEREAS, the Parties now desire to amend the Agreement by this Participation Agreement Addendum (“the Addendum”) to facilitate the summary prospectus delivery options pursuant to Rule 498 of the Securities Act of 1933 as amended, (“Rule 498”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

1.	New paragraphs 4.7.1 through 4.7.3, as set forth in Attachment A of this Addendum, are added at the end of the existing paragraphs of Section 4 of the Agreement. This Addendum constitutes the new procedures referred to in Section 6 of the Agreement, and provides additional requirements in connection with the authorized use of the summary prospectus under Rule 498.

2.	Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Addendum. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Addendum as applicable.

3.	This Addendum will terminate automatically upon the termination of the Agreement. It may also be terminated by mutual written agreement of the Parties to this Addendum at any time, and by any Party to this Addendum upon no less than 30 days’ advance written notice to the other Parties to this Addendum.

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Attachment A to Participation Agreement Addendum

4.7.1        For purposes of this Addendum, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

4.7.2        We agree that the hosting of such Trust current Summary Prospectuses and other most recent documents required by Rule 498(e)(1) (“Trust Documents”), at the url website address we indicate on each Summary Prospectus (“Trust Documents Site”), is designed to lead Contract owners directly to the Trust Documents Site and comply with all applicable requirements of Rule 498(e) and (f)(3). We also agree that we will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Trust Documents made directly to us. While we are not required to provide the Summary Prospectus delivery option for any Portfolio (or any Portfolio class of shares), should we decide to discontinue such option(s), the Underwriter agrees to give you no less than sixty (60) days’ advance written notice and continue the hosting of the Trust Documents Site required by Rule 498(e)(1).

4.7.3        The Parties agree that you are not required to use the Summary Prospectus delivery option. If you elect to use the Trust’s Summary Prospectuses to satisfy your Trust prospectus delivery requirement, you agree to do so in compliance with the Agreement and Rule 498, and to give us no less than sixty (60) days’ advance written notice of such intended use. You also agree that any binding together of Summary Prospectuses, Statutory Prospectuses, and other materials will be done in compliance with Rule 498(c). You further agree that you will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Trust Documents made directly to you, or one of your affiliates or third- party providers. In connection with your distribution of any Portfolio Summary Prospectus, you agree to be solely responsible for the maintenance of website links to the Trust Documents Site. You acknowledge that the Trust Documents Site is transmitted over the Internet on a reasonable efforts basis, and we do not warrant or guarantee its reliability. You agree that you will comply with any policies concerning Trust Documents Site usage that we provide to you, including any posted website Terms of Use.

Participation Agreement
as of May 1, 2016
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
MEMBERS Life Insurance Company
CUNA Brokerage Services, Inc.

CONTENTS

Section	Subject Matter

1.	Parties and Purpose

2.	Representations and Warranties

3.	Purchase and Redemption of Trust Portfolio Shares

4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports

5.	Voting

6.	Sales Material, Information and Trademarks

7.	Indemnification

8.	Notices

9.	Termination

10.	Miscellaneous

Schedules to this Agreement

A.	The Company and its Distributor

B.	Accounts of the Company

C.	Available Portfolios and Classes of Shares of the Trust

D.	Contracts of the Company

E.	[this schedule is not used]

F.	Rule 12b-1 Plans of the Trust

G.	Addresses for Notices

H.	Shared Funding Order

1.	Parties and Purpose

This agreement (the “Agreement”) is entered by and between certain portfolios and classes thereof, specified below and in Schedule C, of Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a statutory trust under Delaware law (the “Trust”), Franklin/Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the “Underwriter,” and together with the Trust, “we” or “us”), the insurance company identified on Schedule A (the “Company” or “you”) and your distributor, on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time (“Account” or “Accounts”).

that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement effective as of May 1, 2016.

The Trust:	Franklin Templeton Variable Insurance Products Trust

Only on behalf of each
Portfolio listed on
Schedule C hereof.

By:
Name:	Karen L. Skidmore
Title:	Vice President

The Underwriter:	Franklin/Templeton Distributors, Inc.

By:
Name:	Christopher A. Felchlin
Title:	Vice President

The Company:	MEMBERS Life Insurance Company

By:
Name:	M. Jeffrey Bosco
Title:	Senior Vice President

Distributor for the Company:	CUNA Brokerage Services, Inc.

By:
Name:	Timothy S. Halevan
Title:	President

that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement effective as of May 1, 2016.

The Underwriter:	Franklin/Templeton Distributors, Inc.

By:
Name:	Thomas Regner
Title:	Executive Vice President